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                                                                   EXHIBIT 10.43

                        STANDARD FORM COMMERCIAL LEASE


1.   PARTIES
     -------

     Anthony C. Simboli ("Landlord") having an office address of 80 Everett Avenue, Chelsea, Massachusetts, 02150 hereby leases to Annie's Homegrown, Inc. ("Tenant") having an office address prior to occupancy of the Premises of: 180 Second Street, Chelsea, Massachusetts; and after occupancy of the Premises of:
395 Main Street, Wakefield, Massachusetts and Tenant hereby leases from Landlord the following described premises (the "Premises") upon the terms and conditions hereinafter set forth.

2.   PREMISES
     --------

  A. Second floor space comprising approximately 3,400 rentable square feet known as and numbered 395 Main Street, Wakefield, Massachusetts in the building (the "Building") located on the property known as and numbered 395-397 Main Street, Wakefield, Massachusetts (the Building and the land on which it is situated being hereinafter referred to as the "Property"). The approximate location of the boundaries of the Premises is shown on the sketch plan attached hereto as Exhibit A.

     B. Tenant shall have the non-exclusive right to use in common with others the following parking spaces situated on another property owned by Landlord located at 26 Princess Street, Wakefield, Massachusetts and known as Princess Plaza ("Princess Plaza"): two (2) parking spaces at the front of the Princess Plaza and three (3) spaces at the rear of the Princess Plaza property. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Paragraph 25.C and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

3.   TERM
     ----

     A. The Original Term of this lease shall be for five (5) years commencing on the date Landlord delivers possession of the Premises to Tenant with Landlord's Work substantially complete (the "Commencement Date") and ending at midnight on the day prior to the fifth anniversary of the Commencement Date.

     B. So long as Tenant has never been in default hereunder, Tenant shall have one (1) option to extent the term of this lease for an additional period of five (5) years (the "Option Period") commencing upon the expiration of the Original Term, provided Tenant gives landlord notice of such election at least nine (9) months prior to the expiration of the Original Term. If

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Tenant fails to so notify Landlord on or before nine (9) months prior to the expiration of the Original Term then within fifteen (15) days following the date which occurs nine (9) months prior to the expiration of the Original Term, Landlord shall notify Tenant of Tenant's failure to so extend, whereupon Tenant shall have until the date which occurs eight (8) months prior to the expiration of the Original Term to so notify Landlord in writing of its election, if any, to extend the Original Term. If Tenant fails to so notify Landlord at such time, then Tenant shall be deemed to have elected not to exercise its option to
                                            ---
extend the Original Term. Prior to the exercise by Tenant of any election to extend the Original Term, the word "Term" or any equivalent expression shall mean the Original Term as set forth in this Paragraph 3.B. After the exercise by Tenant of any such election, the word "Term" or any equivalent expression shall mean the Original Term plus the Option Period. Except as expressly otherwise provided in this lease, all agreements and conditions contained in this Lease shall apply to the additional period to which the Original Term shall be extended as aforesaid. If Tenant shall exercise its election to extend this Lease, the Term shall be extended without the requirement of any action on the part of Landlord.

4.   BASE RENT
     ---------

     Tenant shall pay to Landlord rent ("Base Rent") as follows:


          LEASE                   ANNUAL
          YEAR                    BASE RENT
            1                     $34,000
            2                     $35,700
            3                     $37,400
            4                     $39,100
            5                     $40,800

         *6-10 increased by $1,700 ($.50 per rentable square foot) per year in each and every year of the Option Period.


     *Provided the term is extended through the Option Period as set forth in Paragraph 3.B.

Base Rent shall be payable to Landlord at Landlord's office in advance on the first day of each month in monthly installments of 1/12th of the annual amount thereof. Any rent due for a partial month at the beginning or end of the lease term shall be prorated. As used herein the term "Lease Year" shall mean the consecutive twelve (12) month period beginning each year on the Commencement Date or anniversary thereof.

5.   SECURITY DEPOSIT
     ----------------

     Tenant, concurrently with the execution of this Lease, shall deposit with Landlord the sum of five thousand dollars ($5,000.00) as security for the faithful and timely payment and performance of the obligations of Tenant under this Lease. If at any time Tenant shall be in default in any of the provisions of this Lease, Landlord shall have the right, at Landlord's sole election, to use said deposits, or so much thereof as may be necessary, in payment of any rent in default as

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aforesaid and/or in payment of any expense incurred by Landlord on behalf of
Tenant, and/or in payment of any damages incurred by Landlord by reason of such default of Tenant. In the event that said deposits shall not be utilized for any such purpose, then any unused portion of such deposits shall be refunded to Tenant within thirty (30) days after the end of this lease subject to Tenant's satisfactory compliance with the terms and conditions hereof. Tenant acknowledges and agrees that Landlord shall not be required to keep said deposits segregated from Landlord's own funds and that Tenant shall not be entitled to any interest earned on account of said deposits. The amounts held by Landlord as a security deposit shall in no way relieve or excuse any default or delay in the payment of all rent and other sums due under this Lease in a prompt and timely fashion and Tenant shall have no right to claim a set off of the Security Deposit against Tenant's liabilities hereunder unless and until Landlord has elected to retain all or a portion of the same.

6.   REAL ESTATE TAXES
     -----------------

     A. Tenant shall pay to Landlord as additional rent 33 1/3% of Landlord's Real Estate Tax Expense for the Property. For the purpose of this agreement the Real Estate Tax Expense is defined as the sum of all costs and expenses incurred by Landlord with respect to all real estate taxes and betterment assessments assessed against the Property and all buildings and fixtures situated thereon. At Landlord's option, Tenant shall make monthly payments on account of the Real Estate Tax Expense with each payment of Base Rent, in an amount reasonably estimated by Landlord to equal 1/12th of Tenant's actual annual share of the Real Estate Tax Expense.

     B. Promptly after the end of each calendar year the Landlord shall determine the actual amount of real estate taxes for the previous calendar year. If the monthly payments theretofore made by Tenant for such period exceed the Tenant's actual share of the Real Estate Tax Expense, then Landlord shall notify Tenant and credit the amount of overpayment against any obligations of Tenant then due, or next becoming due. If the monthly payments made by Tenant on account of the Real Estate Tax Expense are less than Tenant's share of such charges then Landlord shall notify Tenant of the amount due and Tenant shall pay such amount to Landlord within fifteen (15) days after the date of such notice. In the event that this Lease was not in effect for the full calendar year the Tenant's share of the Real Estate Tax Expense shall be prorated accordingly.

7.   OPERATING EXPENSES
     ------------------

     Tenant shall pay to Landlord as additional rent 33 1/3% of Landlord's Operating Expenses for the Property. For the purpose of this agreement Operating Expenses are defined as the sum of all costs and expenses incurred by Landlord with respect to the fire and property damage insurance and the general liability insurance maintained by Landlord from time to time concerning the Property (including loss of gross income for one (1) year); any utility or services paid for by Landlord with respect to the Property; and any maintenance, repairs or replacements performed by Landlord with respect to the Property. There shall also be included in Landlord's Operating Expenses a sum sufficient to compensate Landlord for a reasonable management fee, which fee

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shall not exceed the greater of (i) 5% of the gross income generated by the
Property or (ii) 15% of the aggregate of the Real Estate Tax Expense and Operating Expenses for the Property. Tenant's share of Landlord's Operating Expenses shall be due and payable within fifteen (15) days of presentment of bills for the same. At Landlord's option, Tenant shall make monthly payments on account of Landord's Operating Expenses with each payment of Base Rent in an amount reasonably estimated by Landlord to equal 1/12th of Tenant's annual share of Landlord's Operating Expenses. If Tenant's monthly payments on account of the Operating Expenses is more or less than Tenant's annual share of such charges then an adjustment shall be made as provided in Paragraph 6.B.

8.   UTILITIES
     ---------

     Tenant shall pay all charges for utilities used by the Premises from and after the date Tenant commences any of Tenant's Work in the Premises. Such charges shall include, but not be restricted to, any and all charges for heat, sewer and water, gas, oil, air conditioning, telephone and electricity. Tenant further indemnifies Landlord from all liability that may be incurred as a result of nonpayment of these charges. Tenant shall make all necessary arrangements to provide for the separate billing (directly to Tenant) of any charges for utilities which are separately metered. As of the date of execution of this Lease, all such utilities (other than water and sewer) are separately metered to the Premises. Water and sewer charges will be prorated by Landlord based on Tenant's usage of same as determined by the use of separate meters or submeters for the other tenant(s) in the Building, if any.

9.   USE OF LEASED PREMISES
     ----------------------

     Tenant shall use the Premises only for the purpose of general and administrative offices, and not for any other purpose.

10.  COMPLIANCE WITH LAWS
     --------------------

     Tenant agrees that no activities shall be conducted in the Premises or use made thereof which will be unlawful, or contrary to any federal, state or local laws, by-laws, ordinances, codes, rules or regulations in force in the city or town in which the Premises are situated. Tenant shall at all times be fully responsible for complying with all federal, state or local laws, bylaws, ordinances, codes, rules and regulations applicable to Tenant's use and occupancy of the Premises.

11.  CONDITION OF PREMISES/ALTERATIONS AND ADDITIONS
     -----------------------------------------------

     A. Except as expressly provided in paragraph 11.C below, the Premises are being leased on an absolutely "AS IS" basis. No representations, except such as are contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises and Landlord shall have no obligation to make any repairs or improvements to the Premises except as may be expressly stated herein. Without limiting the foregoing the Landlord makes no warranty or representation with respect to the accuracy of any information shown on Exhibit A, or with respect to the actual square footage of the Premises. In the event that any alterations, in or to the

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Premises are required to meet the needs of Tenant, then Tenant agrees that
Tenant will make all such alterations, in or to the Premises at the sole expense of Tenant. Except as described in this Lease, Tenant shall not make any alterations or additions to the structural or mechanical components of the Building, but may make non-structural alterations provided Landlord consents thereto in writing, which consent shall not be unreasonably withheld. Tenant agrees that Tenant's Work and any alterations or additions to the Premises will be performed in a good and workmanlike manner. Any such work shall also be done in compliance with all laws, codes, rules and regulations pertaining to such work and Tenant shall be responsible for obtaining any permits and approvals that may be required in connection with any such work. Any alterations or other improvements made by Tenant shall be removed by Tenant at the time Tenant vacates the Premises, and Tenant shall restore the Premises to the same condition they were in immediately before the making of such alterations, partitions, additions or improvements unless Landlord otherwise elects. If Landlord so elects, any alterations, additions or other improvements, made by Tenant shall become the property of Landlord. Tenant agrees that Tenant shall indemnify and save Landlord harmless from and against all expenses, liens, damages or claims arising in connection with the making of any repairs, alterations, partitions, additions or improvements in or to the Premises. The parties agree that Tenant shall never have the right to cause the creation of a lien over the property demised hereunder, and Tenant shall immediately pay or cause to be discharged or rendered ineffective any lien or encumbrance over the Property or the interests of Landlord.

     B. All partitions, alterations, betterments and improvements and all personal property of any kind or description whatsoever in the demised premises shall be at Tenant's sole risk, and Landlord shall not be liable for any damage done to, or loss of such partitions, alterations, betterments, improvements or such personal property.

     C. Prior to the Commencement Date, Landlord, at Landlord's expense, shall build-out the Premises in accordance with mutually agreed upon plans which are attached hereto as Exhibit B.


12.  MAINTENANCE OF PREMISES
     -----------------------

     A. Landlord agrees to keep in good order, condition and repair the roof, exterior walls, and structure of the Premises, and any HVAC, electrical, plumbing, and fire protection systems serving the Premises, all insofar as they effect the Premises, except that Landlord shall in no event be responsible to Tenant for any condition in the Premises or the Building caused by any act or neglect of Tenant or Tenant's servants, employees, agents, licensees, invitees and contractors and any person or entity acting on behalf of any of the foregoing.

     B. Tenant agrees to maintain and keep, at Tenant's cost and expense, the entire Premises at all times in good order, repair and condition with the glass whole. Without limiting the foregoing, Tenant shall be responsible for performing all necessary maintenance, repairs, or replacements with respect to the following: any floor or wall coverings in the Premises, any

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window treatments in the Premises, the entire storefront, suspended ceiling system, all windows, window frames, doors, door frames and all associated locks and other hardware. Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced nor suffer any waste. Tenant shall at all times keep the Premises and all sidewalks and other common areas bordering the Premises in a clean and neat condition. The removal of snow and ice from the sidewalks bordering upon the Premises, whether from natural or unnatural accumulation, shall be Tenant's responsibility.

     C. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of the Building's electrical, heating, air conditioning, plumbing or fire protection systems or in any other way interferes with the ability of such systems to perform adequately their proper functions, supplementary systems may, at Landlord's option, be provided by Landlord, if and as needed, at Tenant's expense.

13.  ASSIGNMENT-SUBLEASING
     ---------------------

     A. Tenant shall not assign or sublet the whole or any part of the Premises or permit the Premises to otherwise be used or occupied by anyone than Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld. However, without limitation, Landlord shall not be deemed to be unreasonable in withholding its consent to a proposed assignment or sublease if (i) the proposed assignee or subtenant does not possess substantial business experience and a good business reputation, or (ii) the proposed assignee or subtenant is not in sound financial condition or (iii) the proposed assignee or subtenant does have a minimum level of net worth or shareholder's equity equivalent to Tenant as of the date of the proposed assignment or subletting. It shall be a condition of the validity of any assignment that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.
     B. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.

     C. In connection with any proposed assignment or subletting, Tenant shall promptly provide Landlord with such information as to the proposed assignee or subtenant and as to the proposed business arrangement between the proposed assignee or subtenant and Tenant as Landlord may reasonably request. Furthermore, Tenant shall promptly reimburse Landlord for all

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reasonable attorney's fees incurred in connection with any request by Tenant for
Landlord's consent to any such assignment or sublease.

14.  SUBORDINATION
     -------------

     This lease shall be subject and subordinate to any and all mortgages, deeds or trust and other instruments in the nature of a mortgage, now or any time hereafter, a lien or liens on the property of which the Premises are a part. Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds and trust or other such instruments in the nature of a mortgage.

15.  LANDLORD'S ACCESS
     -----------------

     Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, for purposes of installing, repairing or replacing any portions of the demising partitions or mechanical systems of the Building such as the plumbing, electrical, telephone, fire protection, and security systems including any wires, lines, pipes, conduits and the like, and for the purpose of showing the Premises to prospective or existing mortgagees, purchasers or tenants. Landlord shall have the right to enter the Premises at any hour for the purpose of making emergency repairs. To effectuate Landlord's foregoing rights of access, at Landlord's request Tenant shall promptly deliver to Landlord a duplicate set of keys to the Premises. At any time within eight (8) months before the expiration of the term, Landlord may affix to any suitable part of the Premises a notice for letting or selling the Premises or the Property and keep the same so affixed without hindrance or molestation.

16.  INDEMNIFICATION AND LIABILITY
     -----------------------------

     A. Tenant shall indemnify and hold Landlord harmless from all claims of whatever nature (a) arising from any injury, loss, or damage whatsoever to any person or property occurring on the Premises or the sidewalks adjacent thereto, or (b) caused by the negligent or intentional act or omission of Tenant, or Tenant's agents, employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs and expenses (including, without limitation, reasonable attorneys fees) incurred in connection with any such claim or proceeding brought thereon, or the defense thereof.

     B. Landlord shall not be liable for any damages whatsoever nor shall the rental hereinbefore stipulated be withheld or abated for failure to furnish water, heat, cooling, electric, oil, or other service, when such failure to furnish or to delay in furnishing is occasioned by needful repairs, renewals, additions or improvements or in whole or in part by any strike, lock-out or other labor controversy or by inability to secure oil after reasonable effort to do so, or by any act or default of Tenant or other parties or by any causes beyond the control of Landlord, nor shall Landlord be liable for any act or default of the janitors or other employees not authorized by Landlord, and such failure, delay or default in furnishing water, heat, cooling, electric, oil, or other service or unauthorized act or default of the janitors or employees shall not be considered or


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construed as an actual or constructive eviction of Tenant by Landlord nor shall it in any way operate to release Tenant from the prompt and punctual performance of each and all of the covenants and agreements of this Lease.

     C. Tenant shall not be entitled to withhold or abate its rent and Landlord shall not be liable for damage or for loss suffered by the business or occupation of Tenant arising from any act or neglect of co-tenants or other occupants of the Building (or of their employees) or of other persons, or from earthquake, windstorm, fire, boiler explosion, steam, sewerage, illuminating gas, sewer gas or odors or by the bursting or leaking of water, gas, sewer or steam pipes, or plumbing or electrical works, electric wires, overflowing of water, or any other kind of casualty by equipment or appliances, or cause in any other manner whatsoever.

     D. Landlord shall in no event be in default in the performance of any of its obligations hereunder or liable to Tenant for damages unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.


17.  INSURANCE
     ---------

     A. Tenant shall, at Tenant's expense, at all times from and after the date that Tenant is in possession of the Premises procure and continue in force for the benefit of Landlord and Tenant, commercial gereral liability insurance insuring Landlord and Tenant against any and all claims for damages for damages for injuries to persons and/or property occuring in, upon or about the Premises, or Tenant's use thereof or conduct of business therein, and shall include coverage for products/completed operations, personal injury, broad form property damage, extended bodily injury, and broad form contractual liability. The minimum limit of liability carried on such insurance shall be one million dollars ($1,000,000) per occurence with any aggregate limit applying only to products/completed operations, personal injury and constractual liability. However, if the policy contains a general policy aggregate which applies to coverages other than the aforementioned coverages, Tenant shall purchase minimum limits of one million dollars (1,000,000) per occurrence, two million dollars ($2,000,000) aggregate per location. Such insurance shall be written on an "occurrence" basis and not on a "claims made" basis.

     B. Any personal property, merchandise, inventory, equipment or fixtures that are placed or stored by Tenant in the Premises including loss of use of such personal property, merchandise, inventory, equipment or fixtures shall be at Tenant's sole risk. Tenant agrees to maintain, at Tenant's own expense, fire and extended coverage property damage insurance with respect to personal property, equipment and store fixtures, tenant improvements, and interior finish and build-out to the Premises located in the Premises in an amount not less than the replacement cost thereof. Tenant shall also maintain, at Tenant's own expense, insurance against loss of Business Income and for losses covered by so-called "Extra Expense" insurance coverage. In no event shall Landlord be responsible for repairing or replacing any damage or destruction to

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any doors, door frames, windows, window frames or glass storefront serving the
Premises, or for any claim resulting from Tenant's loss of business.

          Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property or on the contents of the Property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant further agrees that, in the event that Tenant shall do or permit any thing to be done in or upon the Premises which would increase the rate of insurance on the Property above the standard rate that would normally apply to a building used for dry goods use. Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

     C. Tenant agrees to maintain worker's compensation insurance providing statutory limits including employer's liability insurance with current limits of one hundred thousand dollars ($100,000) for each additional injury and, with respect to bodily injury by disease, one hundred thousand dollars ($100,000) each employee and five hundred thousand dollars ($500,000) per policy year.

     D. All of the insurance policies required to be maintained pursuant to this Lease shall designate the Landlord as an additional insured. Such insurance shall be obtained from companies licensed to do business of such nature in the Commonwealth of Massachusetts and which have a Best's Rating of "A VII" or better. Tenant shall deposit with Landlord certificates for all insurance required to be maintained by Tenant at lease fifteen (15) days prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. Such certificates shall state that in the event of cancellation or material change written notification shall be given to Landlord at least thirty (30) days in advance of such cancellation or material change. However, if Tenant, having used all reasonable efforts is unable to have such certificate so state, then at least such certificate shall state that in the event of such cancellation or material change in coverage, the insurer shall endeavor to mail written notice thereof to Landlord at least ten (10) days prior to such cancellation or material change, and in such event Tenant shall promptly notify Landlord of any such cancellation or change upon receipt by Tenant of written notice from the insurer thereof.

     E. If Tenant fails at any time to maintain the appropriate insurance or provide Landlord with certificate that it has the proper insurance as herein provided, Landlord, without prejudice to his other remedies, may declare Tenant in default and/or take out such insurance and charge the cost thereof to Tenant with interest at the rate hereinafter provided for late payments.

     F. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premiums may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of any from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto;

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and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.


18.  FIRE / EMINENT DOMAIN
     ---------------------

     A.   ABATEMENT OF RENT.  If the Premises shall be damaged by fire or
          -----------------
casualty without the fault or neglect of Tenant or Tenant's agents, employees or contractors, the Base Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If all or any portion of the Premises shall be taken by any exercise of the power of eminent domain, Base Rent and Operating Expenses payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     B.   LANDLORD'S RIGHT OF TERMINATION.  If the Premises or the Building are
          -------------------------------
substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same, in Landlord's judgment, cannot, in ordinary course, reasonably be expected to be repaired within one hundred and twenty (120) days from the time that repair work would commence), or if any part of the Property is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested (by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date of this Lease, except that if such damage by fire or casualty was caused by the fault or neglect of Tenant of Tenant's Representatives, Landlord may still pursue any and all remedies against Tenant for such damage, insofar as Landlord has not been reimbursed by its insurance carrier for such damage and, in any event, Landlord shall retain any rights which Landlord may have had against Tenant for any failure of Tenant to satisfy any obligations hereunder prior to such termination date.

     C.   RESTORATION.  If this Lease shall not be terminated pursuant to
          -----------
Section 18.B, Landlord shall thereafter use due diligence to restore the portions of the Premises originally constructed by Landlord to the condition the same were in prior to the fire or casualty, provided that Landlord's obligation to restore the Premises shall be limited to the amount of insurance or condemnation proceeds received by Landlord and available therefor, and shall be subject to then existing laws, rules, regulations and ordinances. If, for any reason, such restoration shall not be substantially completed before the expiration of the 120-day period referred to in Section 18.B

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(which period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall terminate unless, within thirty (30) days after such notice, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to so complete such restoration.

     D.   AWARD.  Landlord shall have and hereby reserves and excepts, and
          -----
Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property, the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord (by execution of such instruments as Landlord may reasonably require), all rights to such damages or compensation. If necessary, Tenant will join with Landlord in any action for the recovery of such damages and reasonably cooperate with Lanlord in prosecution of such action. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's store fixtures or equipment installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of the award made to Landlord by such taking authority.

19.  DEFAULT
     -------

     A. The following shall constitute "Events of Default" for purposes of this Lease:

          (i) Tenant shall fail to pay any installment of rent or other sum due Landlord on or before the date such sum was due and payable; or

          (ii) Tenant shall fail to observe or perform any other of Tenant's obligations under this lease and such failure shall not be corrected within thirty (30) days after written notice thereof provided however, that if the default is of a nature which cannot be cured within such thirty (30) day period, the time within which to cure shall be reasonably extended so long as Tenant shall commence to cure within such thirty (30) day period and thereafter diligently and expeditiously proceeds to complete such cure; or

          (iii) Tenant shall file for relief under federal or state bankruptcy laws or be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant's property for the benefit of the creditors,

     B. Upon the occurrence of any of the foregoing Events of Default, Landlord shall have the right at any time thereafter, to declare the term of this lease ended, effective upon the giving of notice of such termination to Tenant. Upon the giving of notice of the exercise of such right of termination, Landlord shall also have the right to re-enter and take possession of the Premises and to remove Tenant's signs and other property and to store the same at Tenant's expense without prejudice to any remedies which might be otherwise be available under this Lease or by law. Notwithstanding any such termination, Tenant shall remain fully liable to Landlord for all of the obligations of Tenant as provided in this Lease. Tenant shall indemnify and hold Landlord harmless from all damages incurred by Landlord as a result of the termination of this Lease due to Tenant's default including without limitation all loss of rents and additional rent and any attorneys' fees, court costs, brokerage fees paid in connection with this Lease, and any costs and expenses incurred by Landlord in connection with re-letting the Premises to another tenant. All payments of the Base Rent and additional rent shall be paid in monthly installments by Tenant on the first day of each month as the same would have become due under the terms of this Lease had the lease term not been terminated and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by similar proceedings. Landlord upon termination of this Lease due to a Default of Tenant or at any time thereafter, shall have the right, in lieu of collecting its actual damages payable in installments as above provided, to recover from Tenant liquidated damages, payable on demand, equal to the then present value (discounted at the current prime rate) of the excess of the amounts which would have been payable under this Lease from the date of such demand to the end of the period which would otherwise have constituted the balance of the term of this Lease, over the actual cash value of the rents received (in advance) for the Premises for the same period. For this purpose, in computing the amount of additional rent, the amounts to be included for real estate taxes, operating expenses and other amounts required by this Lease to be paid by Tenant shall be deemed, for each month, to be equal to 1/12th of the amount of the item (in the aggregate) for the twelve (12) months preceding the date of demand. Such election shall not diminish or impair Landlord's remedies hereunder for periods prior to the date of the exercise of such election.

     C. In case this Lease is terminated due to an Event of Default, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and such re-letting or the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises.

     D. If Tenant shall fail or default, after reasonable notice thereof, to observe or perform any of the conditions or covenants on Tenant's part to be observed or performed under any of the provisions in any article of this lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account of and at the expense of Tenant and any sums expended by Landlord in remedying any such default shall be immediately due and payable by Tenant.

     E. In the event Tenant fails to pay any sums to Landlord on or before the date the same was due hereunder, Landlord shall be entitled to charge Tenant interest on any such unpaid sums from the date the same were due and payable at the rate of 1 1/12% per month compounded monthly. Any such interest charge for late payment shall be added to and constitute part of the next installment payment of Base Rent due under this Lease. In the event Tenant fails to pay rent for more than two (2) months or if more than two (2) of Tenant's checks are returned for insufficient funds during any consecutive twelve (12) month period then Landlord shall have the right to require Tenant to make all future payments by treasurer's or cashier's checks or by certified checks.

20.  NOTICE
     ------

     Any notice relating to the Premises or this Lease, shall be mailed registered or certified mail, return receipt requested, postage prepaid, or sent via Federal Express or other similar overnight delivery service, to the addresses set forth on the first page of this Lease or to such other address as either party may designate by like notice to the other, or, in the case of Tenant, delivered to the Premises. Time shall be deemed to be of the essence with respect to any time periods for which notices are required to be given and for any actions required to be taken in connection therewith.

21.  SURRENDER
     ---------

     Upon the expiration or earlier termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in a broom clean and neat condition and in good order, condition and repair, and excepting only damage by fire or other casualty for which, under other provisions of this Lease, Landlord is responsible to repair, and ordinary wear and tear. Tenant shall, if Landlord so requests, remove any signs installed by Tenant and repair any holes or other damage to the Property caused by the removal of such signs. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the Term.

22.  ATTORNEY'S FEES
     ---------------

     Tenant agrees to pay all reasonable attorney's fees and any other expenses incurred by Landlord in connection with the failure of Tenant to perform in a timely manner any of its obligations under this Lease.

23.  SIGNS
     -----

     Except as otherwise herein provided, Tenant will not place on the exterior of the Premises or areas inside the Premises which are visible from outside the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building or the Property outside the Premises, any signs, lettering, symbols, advertisements, awnings, canopies, curtains, blinds, shades, flag poles, antennas or any other object of any kind without the prior written consent of Landlord, which consent may be withheld, in Landlord's sole discretion.

     Tenant, at Tenant's expense, shall have the right, subject to Landlord's prior written consent (which consent shall not be unreasonably withheld), to install a sign on the front of the Building over the windows serving the Premises. Tenant shall be responsible for obtaining any permits or approvals required in connection with any such sign.

     No showcases, merchandise, obstructions, signs, or any advertising device of any kind whatsoever which are incidental to Tenant's business shall be placed on the sidewalks, or other area outside the Premises, and Landlord may remove any and all such matter, materials, or appliances, and all signs other than those herein expressly excepted without notice to Tenant and at Tenant's expense.

24.  REFUSE FACILITIES
     -----------------

     If Landlord provides for a common dumpster or other trash removal facilities Tenant agrees to use such dumpster or common trash removal facilities and to pay its pro rata share of the costs incurred by Landlord in connection therewith. If Landlord elects not to provide any trash removal facilities or services then Tenant shall, if Landlord so requests, provide at Tenant's expense an enclosed dumpster or other refuse facility satisfactory to Landlord. Said refuse facility shall be placed in the location designated by Landlord and shall be kept at all times by Tenant in an orderly and sanitary condition. Tenant shall provide for refuse collection at least once each week or such increased frequency as may be needed to maintain orderly and sanitary conditions. At the request of Tenant, Landlord will assist Tenant in identifying a suitable location for such dumpster. In any event refuse shall be stored and disposed of as provided by state and local law. No other items shall be stored, placed or disposed of outside the Premises, and if any articles or objects are so stored, placed or disposed of due to the act or neglect of Tenant Landlord may remove and dispose of any such objects or articles without notice to Tenant and Tenant shall be liable on demand for any costs incurred by Landlord in connection therewith.

25.  OTHER PROVISIONS
     ----------------

     A. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to declare a default or take any other action on account of the violation of such condition, and no waiver on any one occasion shall be deemed to constitute a waiver on any other occasion if such violation shall be continued or repeated subsequently. All rights and remedies of Landlord under this Lease shall be cumulative, and the exercise of any right or remedy by Landlord shall not preclude Landlord from exercising any other rights and remedies herein provided or allowed by law.

     B. The words "Landlord" and "Tenant" wherever used herein shall be construed to mean landlords and tenants in all cases where there is more than one person or entity named as

Landlord or Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though having been, in each case, fully expressed as the context so requires. Each of the provisions of this Lease shall extend to, and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, successors, assigns and legal representatives.

     C. Landlord reserves the right to make such other and further reasonable rules and regulations as in his judgment may from time to time be needful for the safety, care, cleanliness, and proper operation of the Property, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

     D. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance hereunder, Tenant, on the written request of Landlord made from time to time, shall promptly furnish a written statement that the Lease is in full force and effect and is unmodified except as otherwise stated; that Tenant has accepted possession of the Premises and that all improvements (if any) required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under the Lease has been paid more than 30 days in advance of its due date; and that Tenant has no charge, lien, or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder. Such statement shall be furnished within ten (10) business days after a request has been made for same.

     E. After receiving written notice from Landlord stating the name and address of any person, firm, or other entity, holding a first mortgage which includes as a part of the mortgaged premises the Premises, Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to Landlord under the terms of this Lease. Notice to the holder of the mortgage shall be a condition precedent to the validity and effectiveness of any notice given by Tenant to Landlord pursuant to this Lease, but such notice may be given by Tenant to Landlord and such holder concurrently. The holder of a first mortgage shall have the same rights as Landlord (but not the obligations) to cure, on behalf of Landlord, and default of Landlord hereunder and such cure shall be deemed to be the act of Landlord for all purposes hereunder.

     F. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of the first mortgage on the Premises, Tenant agrees;

          (1) that the execution thereof by Landlord and the acceptance thereof by the holder of such mortgage, shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect; and

          (2) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

     G. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease and in the event of any brokerage claim against Landlord made by any broker predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim.

     H. Landlord shall be liable under this Lease only while owner of the Premises and if Landlord shall be one or more persons acting in a trustee or other fiduciary capacity, Landlord's obligations hereunder shall not be binding upon such fiduciaries individually nor upon any beneficiary or shareholder for whom such fiduciaries act, but shall be binding only upon a fiduciary as fiduciary and upon his trust estate. There shall be no personal liability of any officer or general or limited partner of Landlord as to any of Landlord's obligations hereunder, and in the event of a default by Landlord, Tenant shall look solely to the equity of Landlord in the Property for satisfaction of Tenant's claim.

     L. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the leasae term the person remaining in possession shall be deemed a tenant at will, from month to month, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy from month to month, except that the monthly Base Rent shall be increased by an amount equal to $500 per month, compounded monthly.

     J. Tenant agrees and acknowledges that neither Landlord nor Landlord's officers, agents or employees have made any statements, warranties or representations whatsoever on which Tenant has relied except as may be expressly set forth in this Lease. Further, to the extent Landlord or Landlord's officers, agents or employees may have made any statements, warranties or representations other than those expressly set forth in this Lease, Tenant hereby releases and discharges Landlord and Landlord's officers, agents and employees from any and all claims, demands, causes of action and suits whatsoever which Tenant now has or at any time hereafter may have by virtue of any such statements, warranties or representations. This Lease may only be amended or modified pursuant to a written agreement signed by both parties, and no person other than Anthony C. Simboli (or his heirs, successors, or assigns) shall have any authority to agree to any amendment or modification of this Leasae on behalf of Landlord.

     K. Landlord's submittal of this document to Tenant for review shall not constitute an offer to lease, and nothing contained herein shall be deemed to obligate either Landlord or Tenant until such time as an agreement to lease has been fully executed by and delivered to, both Landlord and Tenant, with Tenant concurrently therewith paying to Landlord the security deposit specified in Paragraph 5 hereof and delivering to Landlord certificates of insurance evidencing proper insurance coverage pursuant to Paragraph 17 hereof.

     L. If any term of provision of this Lease, other than Tenant's obligation to pay rent or other charges, or the application thereof to any person or circumstances shall be finally held invalid or unenforceable by the court of last resort having jurisdiction, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     M. Prior to the execution of this agreement and within ninety (90) days of the close of tenant's fiscal year throughout the Term, Tenant agrees to provide Landlord with current, audited financial statements of Tenant; provided, however, Tenant shall not be required to furnish Landlord with such financial statements prior to submitting same to the Securities and Exchange Commission.
           --------










     WITNESS the execution hereof, under seal, in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the _______ day of January, 1998.



LANDLORD

    _______________________            __________________________

  Anthony C. Simboli                          Witness



TENANT;
  Annie's Homegrown Inc.



  By: _____________________________         _____________________
      Paul B. Nardone                       Witness

  Its:President and Chief Operating Officer

      _____________________________
      hereunto duly authorized

  By: _____________________________          ____________________
      Neil Raiff                             Witness

  Its:Chief Financial Officer

      _____________________________
      hereunto duly authorized